UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 3)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2023

FOMO WORLDWIDE, INC.

(Exact name of Registrant as specified in its Charter)

california	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

831 W North Ave., Pittsburgh, PA 15233

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	FOMC	OTC Pink Current

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Background.

This Third Amendment to Form 8-K filed on August 28, 2023 provides investors with final copies of the Articles of Merger, Plan of Merger, and Board of Director and Shareholder resolutions for the merger of FOMO WORLDWIDE, INC. (California) with and into its wholly owned subsidiary FOMO WORLDWIDE, INC. (Wyoming), establishment of Bylaws for FOMO WORLDWIDE, INC. (Wyoming), a legal opinion for Wyoming business law compliance, and certificate of good standing for FOMO WORLDWIDE, INC. (Wyoming). The document package is included herein as Exhibit 10.4.

FOMO WORLDWIDE, INC. is referred to in this Current Report on Form 8-K as “FOMO,” the “Company,” “we,” or “us.”

Item 8.01 Other Events.

This Form 8-K notifies investors that our Board of Directors has approved the merger of FOMO WORLDWIDE, INC., a California corporation, into our wholly owned subsidiary FOMO CORP., a Wyoming corporation. The authorized shares of FOMO CORP. Wyoming will be adjusted to equal the authorized shares of FOMO WORLDWIDE, INC. on closing.

Item 9.01. Exhibits

(a) Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	FOMO WORLDWIDE, INC. (WY) FOMO CORP. (WY) Amended Articles – September 29, 2023*
10.2	FOMO WORLDWIDE, INC. Articles of Merger – October 3, 2023*
10.3	FOMO WORLDWIDE, INC. Merger Agreement – October 3, 2023*
10.4	FOMO WORLDWIDE, INC. (CA) FOMO WORLDWIDE, INC. (WY) Package – 10/24/2023
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

*Included by reference to Form 8K/A1 filed October 3, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO WORLDWIDE, INC.

Date: October 24, 2023	By:	/s/ Vikram Grover
Vikram Grover